UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3930 Youngfield Street Wheat Ridge, CO	80033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 463-6371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.2.  UNREGISTERED SALES OF EQUITY SECURITIES.

On July 11, 2008, GeneThera, Inc.’s (the “Company”) received from the holder of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), an election to convert shares of Series B Preferred Stock outstanding on such date.

In accordance with the terms of the Company’s certificate of incorporation, in exchange for each share of Series B Preferred Stock, as applicable, the Company has issued to the holder thereof 10 shares of Common Stocks, par value $0.01 per share of the Company (the “Common Stock”).  In total, the Company issued 200,000 shares of Common Stock upon conversion of 20,000 shares of Series B Preferred Stock.

The Company has issued the Common Stock upon conversion of the Series B Preferred Stock in reliance on the exemption from registration for exchanges of securities with existing security holders by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended.

The foregoing is a summary of the rights and preferences of the Series B Preferred Stock and does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Rights and Preferences of the Series B Convertible,  Preferred Stock, a copy of which is attached hereto as Exhibit 3.2.

Item  9.01 EXHIBITS.

1.2

Certificate of Designation of Right and Preferences of Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada  Corporation

By:/s/ Antonio Milici

Antonio Milici, Chief Executive Officer

Date: October 20, 2008